UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	June 16, 2009

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)
NEVADA	333-132648	71-1049972
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(702) 430-4789

NUGGET RESOURCES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.01

Completion of Acquisition or Disposition of Assets.

On June 15, 2009 American Lithium Minerals Inc. (the “Company”) acquired an option to purchase from GeoXplor Corp 88 unpatented mining claims situated between Clayton Peak and Montezuma Peak in Esmeralda County, Nevada (the “Property”).  The Montezuma Mineral claims are located in Esmeralda County, Nevada. The three claim blocks are situated approximately 25 miles east of the Nevada-California border, 35 miles southwest of Tonopah, Nevada.

The Agreement gives the Company the option (the “Option”) to acquire a 100% interest in the Property, subject to a 3% royalty in respect of Lithium Carbonate production and all other ores or minerals mined or extracted from the Property (the “Royalty”).  The Option is exercisable by paying GeoXplor an aggregate of $363,500 over four years (the “Cash Payments”), issuing to GeoXplor an aggregate 750,000 shares of the Company (250,000 shares on signing of the agreement and 250,000 shares each year thereafter for 2 years) and incurring expenditures on exploration of the Property of not less than an aggregate $2,000,000 over 4 years.

The Company may, at any time, accelerate any of the cash payments, share issuances or expenditures and can also satisfy the expenditures requirement by delivering a pre-feasibility study.  The royalty can be reduced at any time upon payment of $1 million for each 1% of the Royalty. The Agreement also provides that if, at any time, (i) a positive feasibility study in respect of the Property is delivered, or (ii) the Company dispose of their interest in the Property in any way, GeoXplor will be paid US$500,000 in cash, or, at the election of GeoXplor, in that number of shares of the Company as have an aggregate value of $500,000 determined on the basis of the closing market price per share of the Company’s shares on the day preceding GeoXplor’s election.

GeoXplor, a private Nevada company, is an arm’s length party to the Company and its affiliates.

The information required by Item 2.01(f) was previously reported by the Company on its Form 10-K for the period ended September 30, 2008 filed with the Securities and Exchange Commission on January 5, 2009 and the Form 10-K/A for the period ended September 30, 2008 filed with the Securities and Exchange Commission on March 12, 2009.

A copy of the News Release dated June 15, 2009 announcing the Option is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

Date : June 16, 2009	By :	/s/ Matthew Markin
Matthew Markin,
President